UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2010

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 10, 2010, JPMorgan Chase & Co. (the “Company”) received consents from the holders of a majority in liquidation amount of the 5.875% Capital Securities, Series O, of JPMorgan Chase Capital XV (the “Securities”) to the termination of the Replacement Capital Covenants dated as of August 17, 2006, September 28, 2006 (two separate Replacement Capital Covenants), February 2, 2007 (two separate Replacement Capital Covenants), May 24, 2007, August 1, 2007, April 23, 2008, May 14, 2008 and August 21, 2008 (the “Replacement Capital Covenants”), which the Company executed in favor of, and for the benefit of, the holders of the Securities in connection with offerings of capital securities by certain affiliated Delaware trusts and two offerings of its non-cumulative preferred stock, and the Company terminated the Replacement Capital Covenants pursuant to their terms. A copy of the Termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Termination of the Replacement Capital Covenants, dated as of December 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Dated: December 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Termination of the Replacement Capital Covenants, dated as of December 10, 2010